CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated June 28, 2016 relating to the financial statements and financial highlights which appears in the April 30, 2016 Annual Report to Shareholders of Shelton International Select Equity Fund (formerly, WHV International Equity Fund), one of the separate series constituting the FundVantage Trust, which is also incorporated by reference into the Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
May 26, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-14 of Shelton International Select Equity Fund, a series of SCM Trust.

/s/ Tait, Weller & Baker LLP

Philadelphia, Pennsylvania
May 17, 2017